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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


         Name                                         Jurisdiction
         ----                                         ------------
         Exult Limited                                    U.K.
         Exult Equity Partners, Inc.                    Delaware